Exhibit 99.1

ZELTIQ ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

Increases Revenue Guidance to a Range of $340 to $350 Million

Record North America Account Utilization, up 26% Year-over-Year

Receives Approval from China Food and Drug Administration for Fat Reduction

Commences Launch of New, 35 Minute Applicator – CoolAdvantage™

Announces Development of CoolAdhesive™ Gelpad

•	Second quarter revenue of $89.5 million, up 39% year-over-year

•	364 systems shipped, bringing total installed base to 5,254 systems

•	370,122 revenue cycles shipped, up 47% year-over-year

•	Second quarter cash generation of $13.4 million

PLEASANTON, CA (August 8, 2016) – ZELTIQ® Aesthetics, Inc. (Nasdaq: ZLTQ), a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, today announced financial results for the second quarter 2016.

Mark Foley, President and Chief Executive Officer, said, “I am very pleased with our second quarter performance and the ongoing momentum we are experiencing in the marketplace. Our national direct-to-consumer campaign continues to drive increasing patient awareness as evidenced by our 26% year-over-year account utilization growth and record revenue cycle shipments, which were up 47% on a year-over-year basis. Additionally, we have seen a significant increase in our web traffic, with over 4 million visits to our website through the first half of 2016. We continue to have conviction in our belief that we are in the early stages of developing the non-invasive fat reduction market and that CoolSculpting® is proving to be a leading gateway procedure into aesthetics based on our CoolConnect data, significant consumer interest and market research which shows that 30 million Americans are interested in getting a non-invasive, fat reduction treatment and that over half of CoolSculpting patients are first-time visitors to the practice providing the treatment. In the second quarter, we also experienced very strong North American system sales, which were up 37% year-over-year excluding the 80 systems shipped to Ideal Image in the second quarter last year. Internationally, we remain on track to deliver solid growth in the second half of 2016, and I am pleased with our second quarter performance of 19% year-over-year revenue growth, the progress we are making in building out our international organization, and our recent China medical clearance.”

Mr. Foley continued, “In the second quarter, we successfully launched our CoolAdvantage applicator and shipped over 650 units representing approximately $6.5 million in revenue. Customer feedback on CoolAdvantage has been very positive as the significant reduction in treatment time, improved patient comfort and increase in treated tissue are all contributing to an enhanced CoolSculpting experience. We are also excited to announce the development of our new CoolAdhesive gelpad, which starts as a liquid then, as it cools, becomes more viscous and improves coupling between the tissue and applicator. These ongoing investments in innovation continue to expand the market.”

Mr. Foley concluded, “Overall, we have never been more excited about the future of our business, and our strong performance in the quarter has led us to raise our full year 2016 revenue guidance to the range of $340 million to $350 million.”

Second Quarter Financial Review
Total revenue for the second quarter 2016 was $89.5 million, consisting of $39.5 million of system revenue and $50.0 million of consumable revenue. This compares to total revenue of $64.4 million, consisting of $32.0 million of system revenue and $32.4 million of consumable revenue, for the second quarter 2015. Total revenue cycles shipped increased 47% to 370,122 for the second quarter 2016, compared to 252,642 for the second quarter 2015.

Gross profit was $61.9 million, or 69.2% of revenue, for the second quarter 2016, compared to gross profit of $46.3 million, or 71.9% of revenue, for the second quarter 2015. The decrease in gross margin is mainly attributable to product mix, the increase in add-on applicators sold in the second quarter of 2016, warranty expense, and royalty expense associated with deferred revenue. Operating expenses for the second quarter 2016 were $65.5 million, compared to $44.7 million for the second quarter 2015.

Loss from operations for the second quarter 2016 was $3.5 million, compared to income from operations of $1.7 million for the second quarter 2015. Net loss for the second quarter 2016 was $4.9 million, or a loss of $0.12 per share, compared to net income of $1.2 million, or $0.03 per share for the second quarter 2015. Net income (loss) as a percentage of revenue was (5.5)% and 1.8% for the second quarter of 2016 and 2015, respectively. Weighted average basic shares outstanding was 39.5 million for the second quarter 2016, compared to weighted average basic shares outstanding of 38.6 million for the second quarter 2015.

On a non-GAAP basis, the company reported adjusted EBITDA of $1.9 million, or 2.1% of revenue, for the second quarter 2016, compared to $5.3 million, or 8.2% of revenue, for the second quarter 2015.

Cash and cash equivalents, short-term investments, and long-term investments were $51.9 million as of June 30, 2016 compared to $53.1 million as of June 30, 2015, and $39.0 million as of March 31, 2016.

Full Year 2016 Financial Guidance
ZELTIQ is updating its financial guidance for the full year 2016, as follows:

•	Revenue guidance in a range of $340 million to $350 million, up from prior guidance of approximately $320 million to $325 million.

•	Gross profit margin of approximately 68% of total revenue.

•	Operating expenses in a range of 66% to 67% of total revenue.

•	Stock-based compensation, depreciation, and amortization expense in a range of 6% to 7% of total revenue.

•	Net income margin in a range of (3)% to (2)% of total revenue.

•	Adjusted EBITDA margin in a range of 7% to 9% of total revenue.

Additional information regarding ZELTIQ’s results and guidance can be found in ZELTIQ’s Supplemental Financial and Operational Information schedule by CLICKING HERE or by visiting the Investor Relations section of ZELTIQ’s website at www.zeltiq.com.

Conference Call
ZELTIQ will hold a conference call on Monday, August 8, 2016 at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 280-7291 for domestic callers and (707) 287-9361 for international callers. The conference ID number is 48645319. A live webcast of the conference call will be available online from the investor relations page of ZELTIQ’s corporate website at www.coolsculpting.com.

A replay of the webcast will remain available on ZELTIQ’s website, www.coolsculpting.com, until ZELTIQ releases its third quarter 2016 financial results. In addition, a telephonic replay of the call will be available until August 15, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 48645319.

Use of Non-GAAP Financial Measures
ZELTIQ has supplemented its GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of ZELTIQ, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss) in the most directly comparable GAAP measure is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the ZELTIQ’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About ZELTIQ® Aesthetics
ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. ZELTIQ’s first commercial product, the CoolSculpting System, is designed to selectively reduce stubborn fat bulges. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer.

Forward-Looking Statements
The statements made in this press release regarding ZELTIQ’s belief that ZELTIQ is in the early stages of developing the non-invasive fat reduction market, that ZELTIQ is on track for improved international growth in the second half of 2016, that ZELTIQ expects to continue to benefit from the CoolAdvantage launch in the third and fourth quarters of 2016 as well as from the CoolAdvantage Plus launch expected in the fourth quarter of 2016, that the CoolAdvantage applicators, in conjunction with the CoolMini applicator, and ZELTIQ’s ongoing investments in innovation, including the development of the CoolAdhesive gelpad, have the ability to further expand the market, ZELTIQ’s full year 2016 financial guidance and other statements regarding future events or results, as well as the statements regarding its expected 2016 financial results and long term revenue and EBITDA margin targets, are forward-looking statements. The words “believe,” “expect,” “will,” “plan,” “opportunities,” and “guidance” and similar words that denote future events or results identify these forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond ZELTIQ’s control and that could materially affect ZELTIQ’s actual business operations and financial performance and condition. Factors that could materially affect ZELTIQ’s business operations and financial performance and condition include, but are not limited to: less than anticipated growth in the number of physicians electing to purchase CoolSculpting systems; patient demand for CoolSculpting procedures may be lower than ZELTIQ expects; product or procedure announcements by competitors may decrease demand for CoolSculpting procedures; ZELTIQ may incorrectly estimate or control its future expenditures; ZELTIQ may incorrectly estimate the timing of new product development and new product launch; ZELTIQ’s sales and marketing plans may fail to increase sales as ZELTIQ expects; as well as those other risks and uncertainties set forth under the caption “Risk Factors” in ZELTIQ’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 11, 2016. These forward-looking statements speak only as of the date of this press release. ZELTIQ expressly disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:
Investor Relations:
Taylor C. Harris
ZELTIQ, Senior Vice President and CFO
925-474-2500
Nick Laudico
The Ruth Group
646-536-7030
nlaudico@theruthgroup.com

ZELTIQ Aesthetics, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,930	$35,710
Short-term investments	4,497	12,867
Accounts receivable, net	43,086	33,359
Inventory, net	28,103	28,095
Prepaid expenses and other current assets	11,135	11,771
Total current assets	133,751	121,802
Long-term investments	508	3,490
Restricted cash	844	452
Property and equipment, net	7,730	6,969
Intangible asset, net	4,767	5,092
Long-term deferred tax assets	38,636	40,475
Other assets	383	547
Total assets	$186,619	$178,827
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,780	$10,903
Accrued and other current liabilities	37,629	34,691
Deferred revenue	20,013	7,682
Current portion of capital lease obligations	127	124
Total current liabilities	71,549	53,400
Long-term deferred revenue	168	226
Long-term capital lease obligations, less current portion	74	138
Other non-current liabilities	858	761
Total liabilities	$72,649	$54,525
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	113,970	124,302
Total liabilities and stockholders’ equity	$186,619	$178,827

ZELTIQ Aesthetics, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue	$89,465	$64,431	$153,934	$115,989
Cost of revenue	27,521	18,116	45,750	32,494
Gross profit	61,944	46,315	108,184	83,495
Operating expenses:
Research and development	6,403	5,809	12,606	11,889
Sales and marketing	50,293	32,199	90,948	56,605
General and administrative	8,774	6,654	19,320	15,042
Total operating expenses	65,470	44,662	122,874	83,536
Income (expense) from operations	(3,526)	1,653	(14,690)	(41)
Interest income (expense), net	(20)	13	(56)	26
Other income (expense), net	1,409	(445)	2,055	(865)
Income (loss) before income taxes	(2,137)	1,221	(12,691)	(880)
Provision for income taxes	2,765	43	2,081	71
Net income (loss)	$(4,902)	$1,178	$(14,772)	$(951)
Basic and diluted net income (loss) per share:
Net income (loss) per share, basic	$(0.12)	$0.03	$(0.38)	$(0.02)
Weighted average shares of common stock outstanding used in computing net income (loss) per share, basic	39,493,665	38,649,873	39,391,259	38,517,817
Net income (loss) per share, diluted	$(0.12)	$0.03	$(0.38)	$(0.02)
Weighted average shares of common stock outstanding used in computing net income (loss) per share, diluted	39,493,665	41,641,660	39,391,259	38,517,817

ZELTIQ Aesthetics, Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,772)	$(951)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,522	1,062
Stock-based compensation	8,822	7,233
Deferred income taxes	1,839	—
Amortization of investment premium, net	33	44
Provision for doubtful accounts receivable	231	158
Provision for excess and obsolete inventory	153	253
Loss on disposal and write-off of property and equipment	22	—
Gain on foreign currency exchange rates	(1,501)	—
Changes in operating assets and liabilities:
Accounts receivable	(10,098)	(9,414)
Inventory	(521)	(2,994)
Prepaid expenses and other assets	702	707
Deferred revenue, net of deferred costs	12,336	2,645
Accounts payable, accrued and other liabilities	6,895	8,487
Net cash provided by operating activities	5,663	7,230
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(741)	(6,024)
Proceeds from sale of investments	8,683	—
Proceeds from maturity of investments	3,398	11,310
Purchase of property and equipment	(2,733)	(1,188)
Change in restricted cash	(421)	1
Net cash provided by investing activities	8,186	4,099
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(62)	(59)
Proceeds from issuance of common stock upon exercise of stock options and from employee stock purchase plan	1,801	2,816
Tax payments related to shares withheld for vested restricted stock units	(3,871)	(5,599)
Tax effect of employee stock plans	—	17
Net cash used in financing activities	(2,132)	(2,825)
Effect of exchange rate changes on cash and cash equivalents	(497)	153
NET INCREASE IN CASH AND CASH EQUIVALENTS	11,220	8,657
CASH AND CASH EQUIVALENTS—Beginning of period	35,710	28,649
CASH AND CASH EQUIVALENTS—End of period	$46,930	$37,306

ZELTIQ Aesthetics, Inc.
Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,
Amortization and Stock-Based Compensation (Adjusted EBITDA)
(In thousands, except for percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
Dollars	2016	2015	2016	2015
Net income (loss), as reported	$(4,902)	$1,178	$(14,772)	$(951)
Adjustments to net income (loss):
Interest income (expense), net and other income (expense), net	(1,389)	432	(1,999)	839
Provision for income taxes	2,765	43	2,081	71
Depreciation and amortization	813	550	1,522	1,062
Stock-based compensation expense	4,620	3,083	8,822	7,233
Total adjustments to net income (loss)	6,809	4,108	10,426	9,205
Adjusted EBITDA	$1,907	$5,286	$(4,346)	$8,254

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
As a Percentage of Revenue	2016	2015	2016	2015
Net income (loss), as reported	(5.5)%	1.8%	(9.6)%	(0.8)%
Adjustments to net income (loss):
Interest income (expense), net and other income (expense), net	(1.6)%	0.7%	(1.3)%	0.7%
Provision for income taxes	3.1%	0.1%	1.4%	0.1%
Depreciation and amortization	0.9%	0.8%	1.0%	0.9%
Stock-based compensation expense	5.2%	4.8%	5.7%	6.2%
Total adjustments to net income (loss)	7.6%	6.4%	6.8%	7.9%
Adjusted EBITDA Margin	2.1%	8.2%	(2.8)%	7.1%

	Forecasted Guidance
As a Percentage of Revenue*	FY2016	FY2016
Net income (loss), as reported	(3)%	(2)%
Adjustments to net loss:
Interest income (expense), net and other income (expense), net	(1)%	(1)%
Provision for income taxes	4%	4%
Depreciation and amortization	1%	1%
Stock-based compensation expense	5%	6%
Total adjustments to net loss	10%	11%
Adjusted EBITDA Margin	7%	9%
* Adjustments may not add to the total figure due to rounding.